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                                                                      Exhibit 21
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                         CENTOCOR, INC. AND SUBSIDIARIES

                                                              Jurisdiction of Incorporation
             Subsidiaries of the Registrant                          or Organization
             --------------------------------------        ------------------------------------
      1.     Centocor B.V.                                 The Netherlands

      2.     Centocor Development Corporation III          Delaware

      3.     Centocor Property Management Corp.            Delaware

      4.     Centocor Property Management Corp. II         Delaware

      5.     First Valley Insurance Company                Vermont

      6.     Nippon Centocor K.K.                          Japan

      7.     Centocor (BVI), Inc.                          British Virgin Islands

      8.     Winthorp and Valentine, Inc.                  Delaware

      9.     Centocor Diagnostics of PA                    Pennsylvania

      10.    CDP Investments                               Delaware

      11.    CDP Holdings                                  Delaware

      12.    Centocor Diagnostics, Inc.                    Pennsylvania